     As filed with the Securities and Exchange Commission on August 22, 2001

                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                             BOYD GAMING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           NEVADA                                       88-0242733
(State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)


                              2950 INDUSTRIAL ROAD
                             LAS VEGAS, NEVADA 89109
          (Address of Principal Executive Offices, Including Zip Code)

                            1996 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

               --------------------------------------------------

                                  ELLIS LANDAU
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                             BOYD GAMING CORPORATION
                              2950 INDUSTRIAL ROAD
                             LAS VEGAS, NEVADA 89109
                     (Name and Address of Agent For Service)

                                 (702) 792-7200
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                          ROBERT M. MATTSON, JR., ESQ.
                            MORRISON & FOERSTER LLP
                            19900 MACARTHUR BOULEVARD
                            IRVINE, CALIFORNIA 92612
                                 (949) 251-7500

               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================

   Title Of Each       Amount            Proposed Maximum     Proposed Maximum       Amount Of
Class Of Securities    To Be              Offering Price     Aggregate Offering     Registration
 To Be Registered    Registered (1)        Per Unit (3)          Price (3)              Fee
------------------------------------------------------------------------------------------------
Common Stock, $.01   2,500,000 shares(2)         $5.90           $14,750,000           $3,688
par value per share
================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2) This total represents the additional amount of shares authorized to be issued under the Registrant's 1996 Stock Incentive Plan (which includes shares authorized to be issued under the Registrant's 1996 Stock Incentive Plan pursuant to the awards granted under the Registrant's 2000 Executive Management Incentive Plan).

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on August 20, 2001.

================================================================================

      Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities under the 1996 Stock Incentive Plan of Boyd Gaming Corporation (the "Registrant"), which are the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-17941) relating to the 1996 Stock Incentive Plan of the Registrant, and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which includes audited financial statements for the Registrant's latest fiscal year, filed with the Commission on March 13, 2001, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal periods ended March 31, 2001 and June 30, 2001, filed with the Commission on May 11, 2001 and August 9, 2001, respectively.

      (c) The Registrant's current report on Form 8-K, filed with the Commission on July 12, 2001.

      (d) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements described in (a) above.

      (e) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, declared effective by the Commission on October 15, 1993, including any amendment or report filed for the purposes of updating such description.

      All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

      4.4 Registrant's 1996 Stock Incentive Plan, as amended on May 25, 2000 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

      4.5 Registrant's 2000 Executive Management Incentive Plan (incorporated by reference to Appendix A of the Registrant's Definitive Proxy Statement for its Annual Meeting on May 25, 2000).

      5.1 Opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks
LLP.

      23.1 Consent of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP (included in Exhibit 5.1).

      23.2 Consent of Deloitte & Touche LLP.

      24.1 Power of Attorney (See Signature Page).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 21, 2001.

                                              BOYD GAMING CORPORATION


                                              By: /s/ Ellis Landau
                                                 --------------------------
                                                  Ellis Landau
                                                  Executive Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer


                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Ellis Landau and Brian Larson, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                     Title                           Date
        ---------                     -----                           ----
/s/ William S. Boyd             Chief Executive Officer,         August 20, 2001
----------------------------    Chairman of the Board
    William S. Boyd             of Directors and Director
                                (principal executive officer)


/s/ Ellis Landau                Executive Vice President,        August 20, 2001
----------------------------    Chief Financial Officer and
    Ellis Landau                Treasurer (principal financial
                                officer)


/s/ Jeffrey G. Santoro          Vice President and               August 20, 2001
----------------------------    Controller (principal
    Jeffrey G. Santoro          accounting officer)


/s/ Robert L. Boughner           Director                         August 20, 2001
----------------------------
    Robert L. Boughner


/s/ William R. Boyd              Director                         August 20, 2001
----------------------------
    William R. Boyd


                                 Director                         August __, 2001
----------------------------
    Philip J. Dion


/s/ Marianne Boyd Johnson        Director                         August 20, 2001
-----------------------------
    Marianne Boyd Johnson


                                 Director                         August __, 2001
----------------------------
    Michael O. Maffie


/s/ Billy G. McCoy               Director                         August 20, 2001
----------------------------
    Billy G. McCoy


/s/ Donald D. Snyder             Director                         August 20, 2001
----------------------------
    Donald D. Snyder


/s/ Perry B. Whitt               Director                         August 20, 2001
----------------------------
    Perry B. Whitt


                                  EXHIBIT INDEX


     EXHIBIT NUMBER                          DESCRIPTION
     --------------                          -----------
          4.4           Registrant's 1996 Stock Incentive Plan, as amended on
                        May 25, 2000 (incorporated by reference to the Company's
                        Quarterly Report on Form 10-Q for the quarter ended June
                        30, 2000).

          4.5           Registrant's 2000 Executive Management Incentive Plan
                        (incorporated by reference to Appendix A of the Registrant's Definitive Proxy Statement for its Annual
                        Meeting on May 25, 2000).

          5.1           Opinion of McDonald Carano Wilson McCune Bergin
                        Frankovich & Hicks LLP.

          23.1          Consent of McDonald Carano Wilson McCune Bergin
                        Frankovich & Hicks LLP (included in Exhibit 5.1).

          23.2          Consent of Deloitte & Touche LLP.

          24.1          Power of Attorney (See Signature Page).
